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                                                                     EXHIBIT 4.5

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                         REGISTRATION RIGHTS AGREEMENT


                            Dated November 19, 1997


                                    between


                               KITTY HAWK, INC.,
                                    Issuer,
                           KITTY HAWK CHARTER, INC.,
                            AIRCRAFT LEASING, INC.,
                           KITTY HAWK AIRCARGO, INC.,
                     AMERICAN INTERNATIONAL AIRWAYS, INC.,
                         KALITTA FLYING SERVICES, INC.,
                          FLIGHT ONE LOGISTICS, INC.,
                            O.K. TURBINES, INC. AND
                      AMERICAN INTERNATIONAL TRAVEL, INC.

                             Subsidiary Guarantors


                                      and


                       MORGAN STANLEY & CO. INCORPORATED
                          BT ALEX. BROWN INCORPORATED
                        FIELDSTONE FPCG SERVICES, L.P.,

                                Placement Agents



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                         REGISTRATION RIGHTS AGREEMENT



                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into November 19, 1997, between Kitty Hawk, Inc, a Delaware corporation (the "Company"), Kitty Hawk Charter, Inc., a Texas corporation, Aircraft Leasing, Inc., a Texas corporation, Kitty Hawk Aircargo, Inc., a Texas corporation, American International Airways, Inc., a Michigan corporation, Kalitta Flying Services, Inc., a Michigan corporation, Flight One Logistics, Inc., a Michigan corporation, O.K. Turbines, Inc., a Michigan corporation and American International Travel, Inc., a Michigan corporation (collectively, the "Subsidiary Guarantors") and Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Fieldstone FPCG Services, L.P. (the "Placement Agents").

                 This Agreement is made pursuant to the Placement Agreement dated November 13, 1997, between the Company, the Subsidiary Guarantors, the Kalitta Companies (as defined in the Placement Agreement), M. Tom Christopher, Tilmon J. Reeves, Richard R. Wadsworth, Conrad Kalitta and the Placement Agents (the "Placement Agreement"), which provides for the sale by the Company and the Subsidiary Guarantors to the Placement Agents of an aggregate of $340 million principal amount of the Company's 9.95% Senior Secured Notes due 2004 (the "Securities"). The obligations of the Company under the Securities and the Indenture will be guaranteed by the Subsidiary Guarantors pursuant to the terms of the Indenture (the "Subsidiary Guarantees"). The Trustee and the Placement Agents and their direct and indirect transferees will have a first priority security interest in the Collateral (as defined in the Indenture). In order to induce the Placement Agents to enter into the Placement Agreement, the Company and the Subsidiary Guarantors have agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

                 In consideration of the foregoing, the parties hereto agree as follows:

                 1.       Definitions.

                 As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                 "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.
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                                      2


                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 "Business Day" shall mean any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee on which banks are authorized to close.

                 "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.

                 "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                 "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                 "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Exchange Securities" shall mean securities issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance and (ii) the interest rate per annum on the Exchange Securities shall be the rate initially payable on the Securities) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

                 "Holder" shall mean the Placement Agents, for so long as it owns any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).
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                                       3


                 "Indenture" shall mean the Indenture relating to the Securities dated as of November 19, 1997 between the Company, the Subsidiary Guarantors and Bank One, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

                 "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by (i) for purposes of Section 6(b) hereof, the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) and (ii) for all other purposes hereof, the Company and its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                 "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 "Placement Agents" shall have the meaning set forth in the preamble.

                 "Placement Agreement" shall have the meaning set forth in the preamble.

                 "Prospectus" shall mean the prospectus included in a Registration Statement at the same time such Registration Statement is declared effective, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                 "Registrable Securities" shall mean the Securities and the Subsidiary Guarantees; provided, however, that the Securities and the Subsidiary Guarantees shall cease to be Registrable Securities upon the earliest of (i) when a Registration Statement with respect to such Securities and the Subsidiary Guarantees shall have been declared effective under the 1933 Act and such Securities and the Subsidiary Guarantees shall have been disposed of pursuant to such Registration Statement, (ii) when such Securities and the Subsidiary Guarantees have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) when such Securities and the Subsidiary Guarantees shall have ceased to be outstanding or (iv) the date on which such Securities and such Subsidiary Guarantees are exchanged in the Exchange Offer.

                 "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Subsidiary Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all reasonable expenses of any Persons in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all reasonable fees and disbursements relating to the qualification of the Indenture under applicable securities laws,
         (v) the reasonable fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agents) and
         (vii) the reasonable fees and disbursements of the independent public accountants of the Company and the Subsidiary Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                 "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                 "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders of a majority of the Registrable Securities covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Subsidiary Guarantees" shall have the meaning set forth in the preamble.

                 "Subsidiary Guarantors" shall have the meaning set forth in the preamble and shall include the Subsidiary Guarantors' successors.

                 "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                 "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

                 2.       Registration Under the 1933 Act.

                 (a) To the extent not prohibited by any applicable law or applicable interpretation of the SEC or its staff, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Subsidiary Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Exchange Securities will be issued under the Indenture. The Company and the Subsidiary Guarantors shall use their reasonable best efforts to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their reasonable best efforts to have the Exchange Offer consummated not later than 120 days after such effective date. If the Company and the Subsidiary Guarantors effect the Exchange Offer, the Company and the Subsidiary Guarantors will be entitled to close the Exchange Offer twenty Business Days after the commencement thereof provided that the Company and the Subsidiary Guarantors have accepted all the Notes validly tendered in accordance with the terms of the Exchange Offer. The Company and the Subsidiary Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                 (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

                 (ii) the dates of acceptance for exchange (which dates extend for a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

                 (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefore or, if no interest has been paid on the Notes, from the date of original issue of the Notes, but will not retain any rights under this Registration Rights Agreement;

                 (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

                 (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

                 As soon as practicable after the last Exchange Date, the Company and the Subsidiary Guarantors shall:

                 (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                 (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and the Subsidiary Guarantors and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company and the Subsidiary Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. Except as set forth in the immediately succeeding sentence or as customary in similar transactions, the Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the SEC or its staff. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registerable Securities shall furnish, upon the request of the Company but prior to consummation of the Exchange Offer, a written representation to the Company and the Subsidiary Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer) to the effect that (i) it is not an affiliate of the Company, (ii) it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (iii) it is acquiring the Exchange Securities in the ordinary course of its business. The Company shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                 (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the SEC or its staff, or (ii) the Exchange Offer is not for any other reason consummated by May 19, 1998, the Company shall use its reasonable best efforts to cause to be filed as soon as practicable after such determination or date, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. The Company and the Subsidiary Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Subsidiary Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Subsidiary Guarantor, for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company and the Subsidiary Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                 (c) The Company and the Subsidiary Guarantors shall pay all Registration Expenses in connection with the registration pursuant to
Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                 (d)      An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective until it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                 (e) Without limiting the remedies available to the Placement Agents and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company and the Subsidiary Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Subsidiary Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

                 (f) No Holder of Registerable Securities may include any of its Registerable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company, in writing, such information specified in item 507 of Regulation S-K under the 1933 Act and such other information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being declared effective agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                 (g) If the Exchange Offer is not consummated or, if required, a Shelf Registration Statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before May 19, 1998, in accordance with the terms of this Agreement, then the interest rate per annum accruing on the Notes shall, effective May 19, 1998, be increased by 0.5% from 9.95% per annum, payable in cash semiannually, in arrears, on each May 15 and November 15, commencing November 15, 1998, until the Exchange Offer is completed or such Shelf Registration Statement is declared effective. The foregoing shall constitute liquidated damages for failure to have consummated the Exchange Offer or, if required, caused such Shelf Registration Statement to have been declared effective by May 19, 1998.

                 3.       Registration Procedures.

                 In connection with the obligations of the Company and the Subsidiary Guarantors' with respect to the Registration Statements pursuant to
Section 2(a) and Section 2(b) hereof, the Company and the Subsidiary Guarantors shall as expeditiously as possible:

                 (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and the Subsidiary Guarantors' and
         (y) shall, in the case of a Shelf Registration, be available for the re-sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                 (b) use their reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

                 (c) in the case of a Shelf Registration, subject to any confidentiality requirements, furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public re-sale or other disposition of the Registrable Securities; and the Company consents, subject to the provisions of this Agreement, to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling holders of Registrable Securities and any such Underwriters in connection with the offering and re-sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                 (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                 (e) in the case of a Shelf Registration, use all reasonable efforts to notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Subsidiary Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company and the Subsidiary Guarantors that a post-effective amendment to a Registration Statement would be appropriate;

                 (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

                 (g) in the case of a Shelf Registration, take reasonable measures to furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless a Holder so requests in writing);

                 (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                 (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Subsidiary Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission; provided, however, that not withstanding anything herein to the contrary, the Company shall not be required to prepare and file such documents if such misstatement or omission or the event which caused such misstatement or omission no longer exists;

                 (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Placement Agents and their counsel and, in the case of a Shelf Registration Statement, the Holders and their counsel) which counsel to the Company and the Subsidiary Guarantors shall advise the Company and the Subsidiary Guarantors, in the form of a written legal opinion, is required in order to comply with applicable law; the Placement Agents agree that, if they receive timely notice and drafts under this clause (j), they will not unreasonably object to any such filing;

                 (k) obtain a CUSIP number for all Exchange Securities not later than the first Exchange Date of the Exchange Offer;

                 (l) to the extent required, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                 (m) in the case of a Shelf Registration, use their reasonable best efforts to make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and the Subsidiary Guarantors, and cause the respective officers, directors and employees of the Company and the Subsidiary Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

                 (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

                 (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

                 (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection,
         (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated by SAS No. 72 and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

                 In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Registerable Securities on the basis provided in customary underwriting agreements entered into in connection therewith, and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting agreements.

                 In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only for four non-consecutive 30 day periods during any 365 day period.

                 By acquiring a Registrable Security each Holder agrees that, upon receipt of any notice from the Company or the Subsidiary Guarantors of the existence of any fact or event of the kind described in Section 3(e) hereof, such Holder shall (i) keep the fact of such notice confidential and (ii) refrain from selling or offering for sale Registrable Securities pursuant to a Registration Statement until such Holder's receipt of copies of a supplemented or amended Prospectus, as contemplated by Section 3(i) hereof, or until it receives advice, in writing, from the Company or the Subsidiary Guarantors that the use of any Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference therein. If so directed by the Company or the Subsidiary Guarantors, each Holder shall deliver to the Company or the Subsidiary Guarantors (at the expense of the Company or the Subsidiary Guarantors) all copies, other than permanent file copies then in such Holder's possession, of any Prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

                 The Company and the Subsidiary Guarantors shall have no obligation to keep a Prospectus or any supplements or amendments thereto usable or to give notice that such documents are not usable by a particular Holder to the extent such documents are not usable by such Holder because information with respect to such Holder is not included therein because such Holder has not provided such information to the Company and the Subsidiary Guarantors in accordance with the provisions of this Agreement.

                 The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to the right of the Company to reasonably object to such selections up to three times.

                 4.       Participation of Broker-Dealers in Exchange Offer.

                 (a) The SEC or its staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                 The Company and the Subsidiary Guarantors understands that it is the SEC or its staff's current position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                 (b) In light of the above and subject to any change in SEC policy prior to the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agents or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                 (i) the Company and the Subsidiary Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                 (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the SEC or its staff or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agents or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agents and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the

         Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Placement Agents unless it elects not to act as such representative,
         (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agents unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above; provided, further that in no event shall the provisions applicable to Underwritten Offerings apply to the Exchange Offer Registration.

                 (c) The Placement Agents shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to
Section 4(b) above.

                 5.       Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless the Placement Agents, each Holder and each person, if any, who controls the Placement Agents or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Placement Agents or any Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agents, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents or any Holder furnished to the Company in writing by the Placement Agents or any selling Holder expressly for use in any Registration

Statement or Prospectus, or amendment or supplement thereto; provided that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling or affiliated with such Holder, if a copy of the Prospectus (as then amended or supplemented if the Company or Subsidiary Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. In any case where indemnification is sought against the Company and the Subsidiary Guarantors under this Section 5(a), the parties seeking indemnification shall promptly notify the Company and Subsidiary Guarantors in writing of any claims under this Section 5(a).

                 (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, the Placement Agents and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, the Subsidiary Guarantors, the Placement Agents and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). In claims brought under this Section 5(b), parties seeking indemnification shall have the same rights as parties seeking indemnification under Section 5(a) and parties against whom indemnification is sought under this Section 5(b) shall have the same rights as parties against whom indemnification is sought in Section 5(a).

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all persons, if any, who control the Placement Agents within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and persons who control the Placement Agents, such firm shall be designated in writing by the Placement Agents. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

                 (e) The Company, the Subsidiary Guarantors, and any other Persons with indemnity rights under this Agreement, including each Holder, agree that it would not be just or equitable if contribution pursuant to this
Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any Holder or any person controlling the Placement Agents or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                 6.       Miscellaneous.

                 (a) No Inconsistent Agreements. Neither the Company nor the Subsidiary Guarantors have entered into, nor on or after the date of this Agreement, will the Company or Subsidiary Guarantors enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Subsidiary Guarantors's other issued and outstanding securities under any such agreements.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Subsidiary Guarantors has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that with respect to Section 5 hereof, no amendment, modification, supplement, waiver or consents shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail (registered or certified, return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to the Company or the Subsidiary Guarantors, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c), with a copy to Haynes and Boone, LLP, 3100 Nations Bank Plaza, 901 Main Street, Dallas, Texas 75202-3789, Attention: Janice Sharry.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement.
If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                 (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Subsidiary Guarantors, on the one hand, and the Placement Agents, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of any Holder hereunder.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement and the Indenture are intended by the parties as a final expression of their agreement and are intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Indenture with respect to the registration rights granted with respect to the Registerable Securities. This Agreement and the Indenture supersede all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        KITTY HAWK, INC.


                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Senior Vice President -- Finance


                                        KITTY HAWK CHARTER, INC.


                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Senior Vice President


                                        AIRCRAFT LEASING, INC.


                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            President


                                        KITTY HAWK AIRCARGO, INC.


                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Vice President


                                        AMERICAN INTERNATIONAL AIRWAYS



                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Senior Vice President

                                        KALITTA FLYING SERVICES, INC.



                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Vice President


                                        FLIGHT ONE LOGISTICS, INC.



                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Vice President


                                        O.K. TURBINES, INC.



                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Vice President


                                        AMERICAN INTERNATIONAL
                                        TRAVEL, INC.



                                        By: /s/ RICHARD R. WADSWORTH
                                            -----------------------------------
                                            Richard R. Wadsworth
                                            Vice President

Confirmed and accepted as of
  the date first above written:

MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
FIELDSTONE FPCG SERVICES, L.P.


By MORGAN STANLEY & CO. INCORPORATED

By          ILLEGIBLE
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   Name:
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   Title:
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